Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Tony Thene	Kevin G. Lowery
(212) 836-2674	(412) 553-1424
Mobile (724) 422-7844

ALCOA UPDATES ON PORTFOLIO REVIEW

NEW YORK, NY – October 4, 2007 – Following the recent monetization of its stake in Aluminum Corporation of China Limited (Chalco), Alcoa today announced a series of portfolio decisions that will further enhance its capital structure and provide additional opportunities to improve shareholder value.

After completing the strategic review of its portfolio, the Company intends to proceed with the sale of its Packaging and Consumer business. The company has received strong indications from strategic buyers for that business, and plans to complete the transaction by late 2007 or early 2008. The company is also near a definitive agreement to sell its Automotive Castings business and should close that transaction by the end of the year.

In addition, the company plans to significantly restructure its Electrical and Electronic Solutions (formerly the Alcoa Fujikura Limited wireharness business) business in the Americas and Europe to improve returns and profitability.

These portfolio actions will be carried out in consultation with the unions and works councils as required by applicable U.S., European and local rules and regulations

As a result Alcoa expects to record after-tax restructuring and impairment charges in the third quarter of 2007 of approximately $195 million related to the Electrical and Electronic Solutions business; approximately $50 million for charges related to the automotive castings business; and approximately $600 million related to the planned sale of the packaging and consumer business, the majority of which is associated with income taxes.

These portfolio actions, combined with the sale of Alcoa’s stake in Chalco, will significantly enhance the company’s capital structure and add flexibility for both growth opportunities and other initiatives to improve shareholder value.

The precise impact on the third quarter’s results of the restructuring and impairment charges, along with the gain on the sale of the Chalco shares, will be detailed in the company’s earnings release and conference calls next Tuesday, October 9, 2007.

Alcoa is the world’s leading producer and manager of primary aluminum, fabricated aluminum and alumina facilities, and is active in all major aspects of the industry. Alcoa serves the aerospace, automotive, packaging, building and construction, commercial transportation and industrial markets, bringing design, engineering, production and other capabilities of Alcoa’s businesses to customers. In addition to aluminum products and components including flat-rolled products, hard alloy extrusions, and forgings, Alcoa also markets Alcoa® wheels, fastening systems, precision and investment castings, structures and building systems. The company has 116,000 employees in 44 countries and has been named one of the top most sustainable corporations in the world at the World Economic Forum in Davos, Switzerland. More information can be found at www.alcoa.com

Forward-Looking Statements

Certain statements in this release relate to future events and expectations, and as such constitute forward-looking statements involving known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in global economic or aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum and other products; (b) material adverse changes in the markets served by Alcoa, including the packaging, transportation, distribution, building and construction, aerospace, industrial gas turbine and other markets; (c) Alcoa’s inability to implement successfully its strategy for growth or its productivity, cost-reduction or capital structure enhancement initiatives; (d) Alcoa’s inability to realize the full extent of the expected savings or benefits from its restructuring activities, to complete such activities in accordance with its planned timetable, or to assure that subsequent developments do not cause the actual charges to exceed the estimated charges; (e) changes in laws, governmental regulations or policies, currency exchange rates or competitive factors in the countries in which Alcoa operates; (f) significant legal proceedings or investigations adverse to Alcoa; and (g) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2006, Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007, and other reports filed with the Securities and Exchange Commission.